                                                                   EXHIBIT 10.12


                          HOLD BILLING SERVICES, LTD.
                    SUPPLEMENTAL ADVANCE PURCHASE AGREEMENT


This Supplemental Advance Purchase Agreement ("Supplemental Agreement") is entered into as of the ___day of ________________________ 199____ (the
"Effective Date"), between HOLD Billing Services, Ltd. ("HBS"), a Texas limited partnership with its principal office at 4242 Medical Drive, Suite 2100, San Antonio, TX 78229 (hereinafter "HBS"), and ___________________
__________________________________ ("CUSTOMER"), a _______________ corporation with its principal office at.


                                  WITNESSETH:


WHEREAS, CUSTOMER and HBS have previously entered into a Billing Services Agreement dated________ ("Billing Services Agreement"); and

WHEREAS, CUSTOMER wishes to sell its interest in LEC Accounts (as hereinafter defined) to HBS to accelerate payment;

NOW, THEREFORE, CUSTOMER and HBS hereby consent to the terms of this Supplemental Agreement and acknowledge that it is an integral part of their Billing Services Agreement. The parties acknowledge that the terms of the Supplemental Agreement will control if there are inconsistencies between the two documents.

                                   Section 1
                               CERTAIN DEFINITIONS

The following definitions apply to the corresponding terms used in this Supplemental Agreement:

                  1. "End-User Accounts" means accounts receivable generated when CUSTOMER provides telecommunications services to End-Users.

                  2. "LEC Accounts" means CUSTOMER's receivables from Billing Entities generated by the sale of CUSTOMER's End-User Accounts to a Billing Entity through HBS.

                  3. "Affiliate" or "Affiliates" of a party to this Agreement means any direct parent or subsidiary, or any other entity under common control with the applicable party.

                  4. "Billing Entity" means any regional Bell operating company, independent local exchange carrier or other provider of local telephone services through which HBS has billing and collection agreements.

                  5. "Business Day" means Monday through Friday excluding nationally recognized holidays observed by the Billing Entities.

                  6. "End-User" means a customer of CUSTOMER who has used telecommunication services of CUSTOMER.

                  7. "Call Detail Record" means the documentation of an individual telecommunications transaction between CUSTOMER and an End-User evidencing an End-User Account.

                  8. "Shipment" means a batch of Call Detail Records submitted to HBS for billing and collection.

                  9. "Amount Accepted" means the value of Call Detail Records accepted by HBS for billing and collection.

                  10. "Initial Payment" means the down payment that HBS will pay CUSTOMER for the Amount Accepted.

                  11. "Final Payment" means amounts that are payable by HBS to CUSTOMER under terms of the Billing Services Agreement net of Initial Payments repayable on Amounts Accepted that are related thereto and net of any invoices outstanding.

                  12. "Advance Payable Schedule" means a schedule detailing the amount of the funds that HBS will transfer to CUSTOMER.

                  13. "Factoring Fee" is the amount the CUSTOMER is charged for Initial Payments. Such fees are invoiced to CUSTOMER periodically.

                  14. "Chargebacks" mean Call Detail Records which are returned as either uncollectible or unbillable, or are adjusted by either the Billing Entity or by HBS.

                  15. "Maximum Advance Percentage" means the maximum percentage of the Amount Accepted that is eligible for an Initial Payment.

                  16. "Initial Payment Lag Time" means the number of Business Days between the day on which the End-User Accounts are processed by HBS and the day on which the Initial Payment is made.

                  17. "Maximum Amount of Initial Payments" means the cumulative outstanding Initial Payments set forth on Exhibit "A" attached hereto.

                  18. "Collateral" shall have the meaning ascribed thereto in
                  Section 6 hereof.

                  19. "Agreements" means the Billing Services Agreement and this Supplemental Agreement, collectively.

                  20. "Prime Rate" means the prime rate of NationsBank.


                                   Section 2
                                   AGREEMENT

CUSTOMER'S End-User Accounts are purchased by a Billing Entity at the time they are accepted for billing and collection by the Billing Entity. Such purchase gives rise to LEC Accounts owing to CUSTOMER. The proceeds of CUSTOMER's LEC Accounts are typically collected 45 to 60 days after Billing Entity acceptance of the End-User Accounts sold to the Billing Entity which give rise to such LEC Accounts. During the term of this Agreement, HBS will purchase CUSTOMER's LEC Accounts to accelerate CUSTOMER's cash flow. Title to CUSTOMER's LEC Accounts shall pass to HBS upon payment of the Initial Payment for such LEC Accounts. While such sale will be without recourse, CUSTOMER shall be liable to repurchase LEC Accounts which are subsequently subject to Chargebacks and LEC Accounts which remain unpaid by the applicable LEC for more than ninety (90) days after the End-User Accounts related thereto were submitted to the LEC. CUSTOMER shall also be liable to HBS in cases of breached representations and warranties in the Agreements, including without limitation, representations and warranties pertaining to the LEC Accounts and the other Collateral.

Section 3
PURCHASE PROCEDURES

The parties hereby agree that HBS' purchase of CUSTOMER's LEC Accounts shall take place in accordance with the following provisions:

                  1.  At least weekly, the following events will occur:

                                    a. HBS will determine which Amounts
                           Accepted, if any, are eligible for Initial Payments by reference to the parameters specified in Exhibit A hereof.

                                    b. HBS will calculate the amount of the
                           Initial Payment due by multiplying the eligible Amounts Accepted by the Maximum Advance Percentage specified in Exhibit A. The Maximum Advance Percentage will be reevaluated periodically and may be changed if HBS, at its sole discretion, determines that it is at risk because of unexpectedly high levels of Chargebacks or End-User complaints.

                                    c. HBS will provide an Advance Payable
                           Schedule to CUSTOMER in a format that clearly sets forth the calculation of the Initial Payment. The calculated Initial Payment, when added to the cumulative Initial Payments outstanding, may not exceed the Maximum Amount of Initial Payments. Cumulative Initial Payments outstanding is calculated as cumulative Initial Payments advanced minus cumulative Initial Payments repaid.

                                    2.  Subject to the Maximum Amount of Initial
                           Payments, the Maximum Advance Percentage, and all other conditions set forth herein, HBS will transfer funds to the CUSTOMER'S bank account that is specified in the Billing Services Agreement. The transfer of funds will include the Initial Payment as determined from the Amount Accepted during the payment period as well as any Final Payments due to Customer

                                    3.  If HBS has reason to suspect that a
                           Billing Entity may experience Chargebacks or other pass through charges of a magnitude that might impair HBS's ability to recoup its Initial Payments and Factoring Fees, HBS shall have the right, at its sole discretion, to suspend Initial Payments until it is assured of collecting all monies due it hereunder.

                                    4.  The Factoring Fee will be calculated
                           monthly and invoiced to Customer. The daily fee is calculated by multiplying the Factoring Fee Rate set forth on Exhibit A by 1/365 and then by each day's outstanding Initial Payments. The monthly fee is calculated by summing all daily fees not previously paid to HBS.

                                    5.  HBS has the right to set-off sums owed
                           by CUSTOMER against sums HBS owes to CUSTOMER and sums HBS receives on CUSTOMER's behalf from Billing Entities.


                           Section 4
                           PROCESSING OF ACCOUNTS

                           CUSTOMER will be responsible for all operational matters regarding the End-User Accounts including, but not limited to, customer inquiries, customer adjustments, interaction with regulators, and all tax matters. HBS's sole function under this Supplemental Agreement shall be to purchase CUSTOMER's LEC Accounts and any related obligations specifically enumerated herein.


                           Section 5
                           GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

                           In connection with the factoring of LEC Accounts hereunder, CUSTOMER and HBS represent, warrant and covenant to and with one another, as of the date hereof and as of the date of each subsequent Shipment, as follows:

                                    1.  Both parties will promptly and
                           efficiently discharge their obligations under this Supplemental Agreement.

                                    2.  Both parties have the financial
                           capability to perform their obligations hereunder and shall maintain such ability at all times during the term of this Supplemental Agreement.

                                    3.  Neither HBS nor CUSTOMER has entered
                           into any agreement or commitments which would prohibit either party from performing their obligations imposed hereunder or prevent either party from enjoying the rights granted hereunder.

                                    4.  HBS will have the right of access to
                           CUSTOMER's facilities if necessary to facilitate liquidation of the Collateral and collection of the LEC Accounts and the End-User Accounts and, at reasonable times, to audit and copy CUSTOMER's books and records with respect to the Collateral. A representative of HBS's lender may accompany HBS during such inspections.

                                    5. CUSTOMER represents that all information about CUSTOMER's financial condition provided to HBS was accurate when submitted, as will be any information subsequently provided.

                                    6.  CUSTOMER represents to HBS that its
                           chief executive office is the location set forth on page 1 hereof and that none of its books and records with respect to the Collateral shall be moved without at least 20 days prior written notice to HBS.


                           Section 6
                           COLLATERAL

                                    1.  As collateral security for any and all
                           of CUSTOMER's obligations and liabilities to HBS under the Agreements, CUSTOMER hereby grants to HBS a continuing first lien and security interest in all of the following property of CUSTOMER, whether now owned or hereafter acquired or arising (collectively "Collateral"):

                                             a. LEC Accounts and general
                                    intangibles due or to become due from any Billing Entity which HBS has purchased or hereafter purchases from CUSTOMER;

                                             b. All accounts, general
                                    intangibles and other amounts due or to
                                    become due from HBS to CUSTOMER in
                                    connection with the LEC Accounts described above;

                                             c. All End-User accounts, due or to
                                    become due, which heretofore have and may now or hereafter give rise to a LEC Account purchased by HBS, whether as a result of a sale, pledge or granting of a lien in an End User Account to a Billing Entity;

                                             d. All reserves and other amounts
                                    due or to become due from HBS to CUSTOMER under the terms of any agreement, document or instrument between CUSTOMER and HBS;

                                             e. All general intangibles relating
                                    to any of the foregoing, including without limitation all books and records and customer lists relating to the customers obligated on the foregoing LEC Accounts and End-User Accounts; and

                                             f. All cash and noncash proceeds of
                                    any of the foregoing.

                                    2.  LEC Accounts are presently paid by the
                           applicable Billing Entity directly to HBS. HBS has authorized its lender to collect directly from the Billing Entity as its assignee.

                                    3.  HBS consents to CUSTOMER's sale of End-
                           User Accounts to the Billing Entities. Such consent is conditioned upon the sale being subject to HBS' lien and security interest continuing in the End-User Accounts. Such continuing lien will be subordinate and subject in all respects to the rights of the Billing Entities in such End-User Accounts.

                                    4.  While it is intended that the sale of
                           LEC Accounts to HBS constitute a true sale of such LEC Accounts, in the event that any such sale is found to be a financing transaction or a loan, it is the intention of the parties that such financing or loan be secured by a perfected security interest in the LEC Accounts as well as the other Collateral.

                                    5. With respect to the Collateral, CUSTOMER represents and warrants to HBS as follows:

                                             a. Except for financing statements
                                    in favor of HBS, no financing statement
                                    covering the Collateral is filed in any
                                    public office;

                                             b. None of the Collateral is
                                    affixed to real estate, is an accession to any goods, is commingled with other goods, or will become a fixture, accession, or part of a product or mass with other goods; and

                                             c. No End-User or Billing Entity or
                                    other obligors whose debts or obligations are part of the Collateral have any right to setoffs, counterclaims, or adjustment or any defenses in connection with their debts or obligations; and

                                             d. CUSTOMER owns all of its End-
                                    User Accounts, LEC Accounts and other
                                    Collateral free and clear of all liens,
                                    claims and encumbrances of any nature.

                                    6. With respect to the Collateral, CUSTOMER covenants with HBS as follows:

                                             a. CUSTOMER will defend the
                                    Collateral against all claims and demands adverse to HBS' interest in such property and will keep the Collateral free from all liens, claims and other encumbrances except those for taxes not yet due and the security interests created hereunder. The Collateral will remain in CUSTOMER's possession or control at all times, except as otherwise provided in this Supplemental Agreement. CUSTOMER will maintain the Collateral in good condition and protect it against misuse, abuse, waste, and deterioration;

                                             b. CUSTOMER will pay all expenses
                                    incurred by HBS in obtaining, preserving, perfecting, defending, and enforcing the security interests granted herein and in preserving and protecting the Collateral and in collecting or enforcing the obligations of CUSTOMER to HBS under the Agreements. Expenses for which CUSTOMER is liable include, but are not limited to, taxes, assessments, reasonable attorneys' fees and other legal expenses. These expenses will bear interest from the date of demand by HBS for their payment to the date of payment at the rate of Prime plus 4% per annum, and CUSTOMER will pay HBS this interest on demand at a time and place reasonably specified by HBS. These expenses and interest will be part of the obligations secured hereby and will be recoverable as such in all respects;

                                             c. CUSTOMER will immediately notify
                                    HBS of: (i) any material change in the
                                    Collateral; (ii) change in CUSTOMER's name, address, or location; (iii) change in any matter warranted or represented in this Supplemental Agreement; (iv) change that may affect the security interest granted herein; and (v) any Event of Default;

                                             d. CUSTOMER will not sell,
                                    transfer, or encumber any of the Collateral
                                    (except sales of End-User Accounts to
                                    Billing Entities) without the prior written consent of HBS;

                                             e. At the time and in the form
                                    specified by HBS, CUSTOMER will furnish HBS any requested information related to the Collateral, which may include all information necessary to identify any of the Collateral;

                                             f. CUSTOMER will preserve the
                                    liability of all obligors on the Collateral and preserve HBS's first priority lien position in all Collateral;

                                             g. Without the written consent of
                                    HBS, CUSTOMER will not agree to any
                                    modification of terms in any writing related to the Collateral;

                                             h. Upon written notice of default
                                    to CUSTOMER regarding any obligation under this Supplemental Agreement, HBS may demand that CUSTOMER will immediately deposit all payments received as proceeds of Collateral in a special bank account designated by HBS, who alone will have power of withdrawal. CUSTOMER will deposit the payments on receipt, in the form received, and with any necessary endorsements. HBS may make any endorsements in CUSTOMER's name and behalf. Between receiving and depositing these payments, CUSTOMER will not commingle them with any of CUSTOMER's other funds or property but will hold them separate and in an express trust for HBS. HBS shall apply all or part of these funds against CUSTOMER's obligations;

                                             i. Unless notified otherwise in
                                    writing by HBS, CUSTOMER will:

                                                   (i) inform HBS immediately of
                                    the rejection of goods, delay in delivery or performance, or claim made in regard to any Collateral; and

                                                   (ii) pay HBS the unpaid
                                    amount of any LEC Account under any of these conditions: if the LEC Account is Chargedback or not paid within 90 days of submission of the associated End-User Accounts to the applicable Billing Entity; if the Billing Entity rejects the goods or services covered by the LEC Account; or if HBS rejects the LEC Account as unsatisfactory. HBS may retain the LEC Account in Collateral and may charge any deposit account of CUSTOMER, or set-off against any amount payable by HBS to CUSTOMER, with the unpaid amount;

                                             j. CUSTOMER will maintain accurate
                                    books and records covering the Collateral and showing the assignment of accounts in Collateral to HBS. Only undisputed and unpaid amounts will be shown as owed to CUSTOMER on the books;

                                             k. Each LEC Account and End-User
                                    Account will represent the valid, legally enforceable obligation of third parties and will not be evidenced by any instrument or chattel paper; and

                                             l. If any Collateral or proceeds
                                    include obligations of third parties to
                                    CUSTOMER, the transactions creating those obligations will conform in all respects to applicable state and federal law.

                                    7.  Each of the following conditions is an
                           "Event of Default":

                                             a. If CUSTOMER defaults in timely
                                    payment or performance of any obligation, covenant, or liability in any written agreement between CUSTOMER and HBS or in any other transaction described in any of the Agreements;

                                             b. If any warranty, covenant, or
                                    representation made to HBS by or on behalf of CUSTOMER proves to have been false in any material respect when made;

                                             c. If a receiver is appointed for
                                    CUSTOMER or any of the Collateral;

                                             d. If the Collateral is assigned
                                    for the benefit of creditors or, to the
                                    extent permitted by law, if bankruptcy or insolvency proceedings are commenced against or by any of the following parties:
                                    CUSTOMER; any partnership of which CUSTOMER is a general partner; and any maker, drawer, acceptor, endorser, guarantor, surety, accommodation party, or other person liable on or for any part of the obligations and liabilities of CUSTOMER to HBS;

                                             e. If any financing statement
                                    regarding the Collateral and not favoring
                                    HBS is filed;

                                             f. If any lien attaches to any of
                                    the Collateral; and

                                             g. If any of the Collateral is
                                    lost, stolen, damaged, or destroyed, unless it is promptly replaced with Collateral of like quality or restored to its former condition.

                                    8.  In addition to all other rights and
                           remedies available to HBS at law or in equity or under the terms of any of the Agreements, HBS may exercise the following rights and remedies after the occurrence of an Event of Default (as defined below):

                                    a. Notify account debtors to make all
                           payments on Collateral directly to HBS (it being understood that Billing Entities shall always make payments to HBS directly regardless of the occurrence of an Event of Default);

                                    b. Take control of any funds generated by
                           the Collateral, such as refunds from any proceeds of insurance, and reduce any part of the obligations secured hereby in such order as HBS shall determine or, in HBS's sole discretion, permit CUSTOMER to use such funds to repair or replace damaged or destroyed Collateral covered by insurance;

                                    c. Demand, collect, convert, redeem, settle,
                           compromise, receipt for, realize on, adjust, sue for, and foreclose on the Collateral, either in HBS's or CUSTOMER's name, as HBS desires;

                                    d. Declare all obligations and liabilities
                           of CUSTOMER hereunder immediately due and payable and enforce such obligations;

                                    e. Require CUSTOMER to deliver to HBS all
                           books and records relating to the Collateral;

                                    f. Require CUSTOMER to assemble the
                           Collateral and make it available to HBS at a place reasonably convenient to both parties;

                                    g. Take possession of any of the Collateral
                           and for this purpose enter any premises where it is located if this can be done without breach of the peace;

                                    h. Sell, lease, or otherwise dispose of any
                           of the Collateral in accordance with the rights, remedies, and duties of a secured party under chapters 2 and 9 of the Texas Uniform Commercial Code after giving notice as required by those chapters; unless the Collateral threatens to decline speedily in value, is perishable, or would typically be sold on a recognized market, HBS will give CUSTOMER reasonable notice of any public sale of the Collateral or of a time after which it may be otherwise disposed of without further notice to CUSTOMER; in this event, notice will be deemed reasonable if it is mailed, postage prepaid, to CUSTOMER at the address specified in this Supplemental Agreement at least ten (10) days before any public sale or ten (10) days before the time when the Collateral may be otherwise disposed of without further notice to CUSTOMER;

                                    i. Apply any proceeds from disposition of
                           the Collateral after default in the manner specified in chapter 9 of the Texas Uniform Commercial Code, including payment of HBS's reasonable attorneys' fees and court expenses; and

                                    j. If disposition of the Collateral leaves
                           the obligations and liabilities of CUSTOMER under the Agreements unsatisfied, collect the deficiency from CUSTOMER.

                                    9.  A carbon, photographic, or other
                           reproduction of this Supplemental Agreement or any financing statement covering the Collateral is sufficient as a financing statement.

                                    10. If the Collateral is sold after default,
                           recitals in the bill of sale or transfer will be prima facie evidence of their truth, and all prerequisites to the sale specified by this Supplemental Agreement and by the Texas Uniform Commercial Code will be presumed satisfied.

                                    11. This security interest shall neither
                           affect nor be affected by any other security for any of the obligations and liabilities of CUSTOMER to HBS. Neither extensions of any of the obligations nor releases of any of the Collateral will affect the priority or validity of the security interests granted herein with reference to any third person.

                                    12. Foreclosure of the security interests
                           granted herein by suit does not limit HBS's remedies, including the right to sell the Collateral under the terms of this Supplemental Agreement. All remedies of HBS may be exercised at the same or different time, and no remedy shall be a defense to any other. HBS's rights and remedies include all those granted by law or otherwise, in addition to those specified in this Supplemental Agreement.


                           Section 7
                           TERM AND TERMINATION

                           The term of this Supplemental Agreement shall commence on the Effective Date and will run concurrent with the Billing Services Agreement which this contract supplements. This Supplemental Agreement may be terminated in accordance with the following provisions upon the occurrence of any of the following events:

                                    1.  In the event that either party
                           materially or repeatedly defaults in the performance of any of its duties or obligations set forth herein and such default is not substantially cured within thirty (30) days after written notice is given to the defaulting party specifying the default, then the party not in default may, by giving written notice thereof to the defaulting party, terminate this Supplemental Agreement as of a date specified in such notice of termination;

                                    2.  Failure to reimburse HBS for a
                           deficiency in a Final Payment or to pay Factoring Fee(s) when due;

                                    3.  Termination of the underlying Billing
                           Services Agreement; or

                                    4.  Upon the occurrence of an Event of
                           Default.

                           Termination of this Supplemental Agreement shall not relieve either party of any obligations which have accrued prior to the date of such termination, including without limitation, the respective obligations of the parties to make payments hereunder.


                           Section 8
                           DOLLAR AMOUNT OF COMMITMENT

                           HBS agrees to purchase CUSTOMER's LEC Accounts up to the Maximum Amount of Initial Payments at any one time outstanding. At HBS' sole discretion, the cumulative dollar amount of Initial Payments may be increased or decreased from time to time, but in no event will HBS be obligated to make Initial Payments in excess of the Maximum Amount of Initial Payments unless this Section is amended in writing.


                           Section 9
                           DOCUMENTS REQUIRED

                           CUSTOMER agrees to furnish the following documents to HBS as conditions of funding:

                                    1.  Financial Statements within 90 days of
                           the end of CUSTOMER'S fiscal year and within 45 days of the end of each of the CUSTOMER'S first three fiscal quarters. Such statements will be prepared in accordance with generally accepted accounting principles and will be certified by the CUSTOMER's chief financial officer or its independent Certified Public Accountants;

                                    2.  Revenue projections within 30 days of
                           the close of the CUSTOMER's fiscal year;

                                    3.  Copy of Federal Form 941 and proof of
                           payment of tax deposits within 30 days after the close of each calendar quarter;

                                    4.  UCC-1 Financing Statements in form,
                           number and substance acceptable to HBS; and

                                    5.  UCC-1 financing statement, judgment and
                           state and federal tax lien searches verifying that HBS will possess a first priority perfected lien position with respect to the Collateral.

                           If HBS has reason to question the accuracy of the above documents or the collectibility of the LEC Accounts, HBS will have the right to audit (and

                           HBS' lendor shall have the right to accompany HBS on such audits) the documents, LEC Accounts, and/or the systems by which LEC Accounts and End-User Accounts are generated. The cost of such audit will be borne 50% by each of the parties to this Supplemental Agreement.

                           CUSTOMER shall, from time to time, furnish to HBS all documents, instruments and agreements reasonably requested by HBS to facilitate the terms hereof including without limitation, additional UCC-1 financing, continuation and amendment statements.


                           Section 10
                           LIMITATION OF LIABILITY

                           The parties agree that in the event of any failure, defect in the services provided hereunder by HBS, or in the event of any negligence on the part of HBS or otherwise in performing this Supplemental Agreement that neither HBS, nor its general partner, nor any employee or agent thereof shall be liable to CUSTOMER for injury or loss to CUSTOMER or CUSTOMER's business or property arising out of or occasioned by, directly or indirectly, such failure, defect or negligence, and CUSTOMER agrees to save HBS harmless from all claims for any such damages, except as follows in this Section 10.

                           The amount of damages recoverable against HBS for any and all acts or omissions related to this Supplemental Agreement shall not exceed the amount of Factoring Fees collected by HBS for the six-month period immediately preceding the first occurrence of such event, act or omission. In no event will the measure of damage recoverable by CUSTOMER against HBS include any amounts for indirect, consequential or punitive damages or for the loss of anticipated profits or other alleged economic loss. CUSTOMER may not assert a cause of action that occurred more than two (2) years prior to filing of suit.


                           Section 11
                           OTHER PROVISIONS

                                    1.  Provisions contained in the Billing
                           Services Agreement that are applicable but are not addressed in this Supplemental Agreement will be considered to be an integral part hereof. Such provisions include, but are not limited to, Notices, Assignment, Counterparts, Headings, Relationships between Parties, Media Releases, Disputes Resolution, Severability, Waivers, Remedies, Governing Law, Confidentiality and Entire Agreement.

                                    2. HBS' lendor will be deemed a third-party beneficiary of this Supplemental Agreement. Neither the Supplemental Agreement nor any of the Agreements or documents related to the Collateral may be modified or amended in any manner which would materially and adversely affect any of lendor's rights without lendor's prior written consent.

                                    3.  HBS's rights under this Supplemental
                           Agreement shall inure to the benefit of its successors and assigns. Assignment of any part of the obligations and liabilities of CUSTOMER to HBS and delivery by HBS of any part of the Collateral will fully discharge HBS from responsibility for that part of Collateral. If CUSTOMER is more than one person or entity, all representations, warranties and agreements contained herein are joint and several. CUSTOMER's obligations under this Supplemental Agreement shall bind CUSTOMER's personal representatives, successors and assigns.

                                    4.  Neither delay in exercise nor partial
                           exercise of any of HBS's remedies or rights shall waive further exercise of those remedies or rights. HBS's failure to exercise remedies or rights does not waive subsequent exercise of those remedies or rights. HBS's waiver of any default does not waive further defaults. HBS's waiver of any rights in this Supplemental Agreement or any of the other Agreements or of any default or Event of Default is binding only if it is in writing.

                           HBS may remedy any default without waiving it.

                                    5.  If CUSTOMER fails to perform any of
                           CUSTOMER's obligations and liabilities, HBS may (without obligation to do so) perform such obligations on CUSTOMER's behalf and be reimbursed by CUSTOMER on demand for any sum so paid, including without limitation, attorney's fees and other legal expenses, plus interest on those sums from the date of demand for payment therefor to the date of payment at the rate of Prime plus 4% per annum. Sums to be reimbursed shall be secured by the Collateral.

                                    6.  Although no interest is contemplated as
                           part of the obligations and liabilities except as expressly set forth herein, to the extent that interest is imputed or deemed by a court of competent jurisdiction to have been charged, interest shall not exceed the maximum amount of non-usurious interest that may be contracted for, taken, reserved, charged, or received under law; any interest in excess of that maximum amount shall be credited to the non-interest obligations and liabilities of CUSTOMER to HBS under the Agreements, and if they have all been paid in full, refunded.

                                    7.  No provision of this Supplemental
                           Agreement shall be modified or limited except by written agreement of the parties hereto.

                                    8. The unenforceability of any provision of this Supplemental Agreement will not affect the enforceability or validity of any other provision.

                                    9.  This Supplemental Agreement will be
                           construed according to the internal laws of the State of Texas without regard to those laws relating to choice of law or choice of forum.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Agreement to be executed and delivered by their duly authorized officers as of the Effective Date.


CUSTOMER:                                 HOLD BILLING SERVICES, LTD.
                                          a Texas Limited Partnership

                                          By: HBS, Inc.
-----------------------------------


By:                                       By:
   --------------------------------          --------------------------------
                                             David W. Mechler, Jr.
                                             Vice President - Finance